UNITED STATES
SECURITIES AND EXHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Chemung Financial Corporation
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CHEMUNG FINANCIAL CORPORATION

One Chemung Canal Plaza

Elmira, NY 14901

Notice of 2003 Annual Meeting of Shareholders

And

Proxy Statement

Subsidiaries: Chemung Canal Trust Company

CFS Group, Inc.

April 10, 2003

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of Chemung Financial Corporation. The meeting will be held at 7:00 p.m. on Thursday, May 15, 2003, at the Clemens Center in Elmira, New York. Parking will be available in the Chemung Canal Trust Company main lot or in the parking garage located on Gray Street.

The business to be conducted at the Annual Meeting consists of the election of five directors to the Board of Directors of the Corporation. We will also review your Company's financial performance during 2002, discuss this year's first quarter results and plans for 2003, and answer questions from our shareholders. Following the meeting, our officers and staff look forward to enjoying conversation and refreshments with those of you who are able to attend.

Your vote is important no matter how many shares you own. Please indicate your vote by using the enclosed proxy card or by voting by telephone or via the Internet.

Sincerely,

Jan P. Updegraff

President and

Chief Executive Officer

CHEMUNG FINANCIAL CORPORATION

One Chemung Canal Plaza

Elmira, New York 14901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date/Time:		7:00 p.m. on Thursday, May 15, 2003

Place:		Clemens Center 116 East Gray Street Elmira, NY 14901

Items of Business:	(1)	Election of five directors for three-year terms, and
	(2)	Transaction of other business properly brought before the meeting or any adjournments thereof.

Record Date:		Shareholders of record as of March 28, 2003, are entitled to vote at the meeting.

Annual Report & Proxy Statement:		Copies of the 2002 Annual Report & Proxy Statement are enclosed.

Date of Mailing:		This Notice and the Proxy Statement are being mailed to stockholders on or about April 10, 2003.

BY ORDER OF THE BOARD OF DIRECTORS
Jane H. Adamy

April 10, 2003

TABLE OF CONTENTS
Questions About the Meeting	1

Election of Directors and Nominee Biographies	3

Standing Director Biographies	4

Security Ownership of Certain Beneficial Owners & Management	5

Personnel Committee Report on Executive Compensation	9

Executive Officers	10

Executive Compensation	11

Pension Plans & Employment Contracts	12

Stock Performance Graph	14

Board of Directors Information	15

Audit Committee Report	16

Other Information	17

Personnel Committee Interlocks	18

Section 16(a) Beneficial Ownership Reporting	18

QUESTIONS ABOUT THE MEETING

What do I need to know about Chemung Financial Corporation and Chemung Canal Trust Company?

Chemung Canal Trust Company (the "Bank") is the wholly owned banking subsidiary of Chemung Financial Corporation (the "Corporation"), and unless otherwise stated, financial and other information, which also includes the Corporation's wholly owned subsidiary CFS Group, Inc., is presented on a consolidated basis.

What am I voting on?

You are voting on the election of five directors to the Corporation's Board of Directors.

Who may vote at the meeting?

You are entitled to one vote for each share of common stock you owned at the close of business on March 28, 2003.

How do I vote?

By Mail: You may vote by signing, dating and returning each proxy card you receive in the prepaid envelope. You should sign your name exactly as it appears on the proxy card.

By Internet or Telephone: You may submit your proxy by following the instructions on the proxy card. If you vote this way, you do not need to return your proxy card. The telephone and Internet voting procedures are designed to authenticate your identity as a stockholder by use of a control number and allow stockholders to confirm that their instructions have been properly recorded.

The deadline for telephone and Internet voting is 11:59 p.m. Eastern Daylight Savings Time on May 14, 2003.

Can I change my mind after indicating my vote and returning the proxy card?

Yes. You may change your vote any time before the polls close at or before the annual meeting by:

(a)	Signing and returning another proxy card indicating a later date; or
(b)	Voting by telephone or the Internet at a later time; or
(c)	Attending the annual meeting and voting in person; or
(d)	Revoking your proxy by notifying the Corporate Secretary in writing.

How are votes counted?

There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast. Any other matter requires the affirmative vote of a majority of votes cast except as otherwise provided in the Corporation's Certificate of Incorporation or By-laws. Only shares voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

How many votes are needed to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of record date must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. On the record date, March 28, 2003, there were 3,764,816 shares of Chemung Financial Corporation common stock outstanding.

Who pays for the solicitation of proxies?

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, some of the directors, officers, and regular employees of the Corporation and the Bank may conduct additional solicitations by telephone and personal contacts without additional remuneration. American Stock Transfer & Trust Company, the Corporation's transfer agent, will aid the Corporation in the solicitation of proxies and proxy vote tabulations. If you hold you stock in "street" name, the transfer agent will request the appropriate nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to you at the Corporation's expense.

What is the deadline for submitting shareholder proposals?

Shareholders desiring to present proposals in the next year's proxy statement and at the 2004 Annual Meeting of Shareholders, including director nominations, must submit their proposal to the Corporate Secretary on or before December 5, 2003. Each shareholder proposal must comply with the rules and regulations of the Securities and Exchange Commission in order to be included in next year's proxy statement.

Who are the Corporation's independent auditors?

The firm of KPMG LLP has acted as the Corporation's independent auditors since 1990. The Board of Directors has approved the appointment of KPMG LLP to continue in service throughout 2003. Representatives of KPMG LLP will be present at the Annual Meeting to answer your questions.

Is there any other business to come before the meeting?

Management knows of no other business to be presented for consideration, other than the election of five directors. If other matters are properly presented, the proxies intend to vote in accordance with their best judgment.

How do I obtain an Annual Report on Form 10-K?

You may obtain a copy of Chemung Financial Corporation's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge if you would like more detailed information concerning the Corporation. To obtain a copy, write to: Jane H. Adamy, Vice President & Secretary, Chemung Canal Trust Company, One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14902, or e-mail your request to our website: www.chemungcanal.com.

ELECTION OF DIRECTORS

Who are the nominees this year?

David J. Dalrymple, William D. Eggers, John F. Potter, William C. Ughetta and Jan P. Updegraff have each been nominated for election to the Corporation's Board of Directors. If elected, each nominee will hold the office of director for three years or, if earlier, attainment of age 72.

What are the backgrounds of this year's nominees?
DAVID J. DALRYMPLE, Age 49, Director since 1993

President of Dalrymple Holding Corporation, parent company of several construction materials and highway construction companies. Mr. Dalrymple is the brother of Robert H. Dalrymple, also a Director of The Corporation.

WILLIAM D. EGGERS, Age 59, Director since 2002
Senior Vice President and General Counsel of Corning Incorporated, a diversified manufacturing company.
JOHN F. POTTER, Age 57, Director since 1991
President of Seneca Beverage Corporation, a wholesale distributor of beer and water products.
WILLIAM C. UGHETTA, Age 70, Director since 1985
Lawyer, of Counsel to the law firm of Sayles & Evans;
Formerly Senior Vice President and General Counsel of Corning Incorporated, a diversified manufacturing company;
Director of Covance, Inc.;
Director of GlobalLift Technologies, Inc.;
Trustee of Corning Community College.
JAN P. UPDEGRAFF, Age 60, Director since 1996
President and Chief Executive Officer of the Corporation and Bank;
Formerly Vice President and Treasurer of the Corporation and Chief Operating Officer and Executive Vice President of the Bank.

STANDING DIRECTOR BIOGRAPHIES

What are the backgrounds of the directors not standing for election this year?
TERMS EXPIRING IN 2004:
ROBERT H. DALRYMPLE, Age 52, Director since 1995

Secretary and Vice President of Dalrymple Holding Corporation, parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of David J. Dalrymple, also a Director of the Corporation.

FREDERICK Q. FALCK, Age 54, Director since 1997
President of L.M. Trading Company, an agricultural investment corporation;
Vice President of Arnot Realty Corporation;
President and former Chairman of The Rathbone Corporation.
RALPH H. MEYER, Age 63, Director since 1985
Retired since August 1, 1998;
Formerly President and Chief Executive Officer of Guthrie Healthcare System, a vertically integrated health care delivery system.
Richard W. Swan, Age 54, Director since 1985
President of Swan & Sons-Morss Co., Inc., an insurance brokerage agency.
TERMS EXPIRING IN 2005:
ROBERT E. AGAN, Age 64, Director since 1986
Retired since June 1, 2001;
Formerly Chairman of the Board and Chief Executive Officer of Hardinge Inc., a worldwide machine tool manufacturer.
STEPHEN M. LOUNSBERRY, Age 49, Director since 1995
President of Applied Technology Manufacturing, a manufacturer of machined industrial and railroad component parts.
THOMAS K. MEIER, Age 62, Director since 1988
President of Elmira College.
CHARLES M. STREETER, JR., Age 63, Director since 1985
Retired since December 31, 2002;
Formerly President of Streeter Associates, Inc., a general building contractor.
NELSON MOOERS VAN DEN BLINK, Age 68, Director since 1985
Chairman of the Board, Chief Executive Officer and Treasurer of the Hilliard Corporation, a motion control equipment, oil reclaimer and filter manufacturer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table shows how much of the Corporation's common stock is owned by directors, named executive officers and owners of more than five percent of our outstanding stock as of March 28, 2003.
Name of Beneficial Owner (and address if ownership exceeds 5%)	Amount & Nature of Stock Beneficially Owned	Percent of Shares Outstanding*
Chemung Canal Trust Company One Chemung Canal Plaza Elmira, NY 14901	490,302[1]	13.0%
Chemung Canal Trust Company Profit-Sharing, Savings and Investment Plan One Chemung Canal Plaza Elmira, NY 14901	261,448[2]	6.9%
David J. Dalrymple 2105 South Broadway Pine City, NY 14871	628,391[3,5]	16.7%
Robert H. Dalrymple 2105 South Broadway Pine City, NY 14871	586,366[4,5]	15.6%
Robert E. Agan	16,605[6]	*
James E. Corey III	8,243	*
William D. Eggers	200	*
Jerome F. Denton	9,081[7]	*
Frederick Q. Falck	131,998[6,8]	3.5%
Stephen M. Lounsberry III	23,922[6]	*
Thomas K. Meier	9,941[6]	*
Ralph H. Meyer	17,853[6]	*
John F. Potter	35,122[6,9]	*
Charles M. Streeter, Jr.	14,993[6]	*
Richard W. Swan	71,551[10]	1.9%
William C. Ughetta	56,919[6]	1.5%
Jan P. Updegraff	15,949[7,11]	*
Nelson Mooers van den Blink	3,887	*
All Directors and Executive Officers as a group (21 persons)	1,114,495[12]	29.6%
* Unless otherwise noted, less than 1%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

FOOTNOTES
[1]

Held by the Bank in various fiduciary capacities, either alone or with others. Includes 24,881 shares held with sole voting and dispositive powers and 465,421 shares held with shared power to vote. There are 259,557 shares held with shared dispositive powers. Shares held in a co-fiduciary capacity by the Bank are voted by the co-fiduciary in the same manner as if the co-fiduciary were the sole fiduciary. Shares held by the Bank as a sole trustee will be voted by the Bank only if the trust instrument provides for voting of the shares at the direction of the grantor or a beneficiary and the Bank actually receives voting instructions.

[2]

The Plan participants instruct the Bank as trustee how to vote these shares. If a participant fails to instruct the voting of the shares, the Bank votes these shares in the same proportion as it votes all of the shares for which it receives voting instructions. Plan participants have dispositive power over these shares subject to certain restrictions.

[3]

Includes 102,907 shares held directly, 5,150 shares held in trust over which Mr. Dalrymple has voting and dispositive powers, 3,808 shares held as custodian for Mr. Dalrymple's children, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple and Robert H. Dalrymple are general partners, and 68,016 shares held by Dalrymple Holding Corporation, of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 7,176 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 5.

[4]

Includes 64,690 shares held directly, 5,150 shares held in trust over which Mr. Dalrymple has dispositive powers, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple and Robert H. Dalrymple are general partners, and 68,016 shares held by Dalrymple Holding Corporation of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 4,831 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 5.

[5]

Excludes 30,230 shares held by Susquehanna Supply Company of which David J. Dalrymple and Robert H. Dalrymple each own 23.1% of the outstanding common stock. Because of the definition of "beneficial ownership" under Section 13 of The Exchange Act, David and Robert Dalrymple are each listed as beneficial owners of 516,526 of the same shares. Without such multiple counting, David and Robert Dalrymples' aggregate beneficial ownership would equal 18.60% of the Corporation's outstanding shares.

[6]

Includes shares that Messrs. Agan (15,705), Falck (3,856), Lounsberry (6,621), Meier (2,941), Meyer (12,663), Potter (12,523), Streeter (5,403), and Ughetta (6,919) have credited to their accounts in memorandum unit form under the Corporation's Deferred Directors Fee Plan. The deferred fees held in memorandum unit form will be paid solely in shares of the Corporation's Common Stock pursuant to the terms of the Plan and the election of the Plan participants. Shares held in memorandum unit form under the plan have no voting rights.

[7]

Includes all shares of Common stock of the Corporation held for the benefit of each Executive Officer by the Bank as trustee of the Bank's Profit-Sharing, Savings and Investment Plan. Messrs. Updegraff, Corey and Denton have an interest in 15,711, 5,373, and 7,675 such shares held by the Plan, respectively.

[8]

Includes 1,800 shares held directly and 126,342 shares held in trusts over which Mr. Falck has voting and dispositive power. Excludes 142,282 shares owned by The Rathbone Corporation of which Mr. Falck is an officer and director.

[9]	Includes 14,352 shares owned by Seneca Beverage Corporation, of which Mr. Potter is an officer, director and principal shareholder.
[10]

Includes 11,700 shares owned by Swan & Sons-Morss Co., Inc., of which Mr. Swan is an officer, director and one of the principal shareholders, 33,255 shares held in trusts over which Mr. Swan has voting and dispositive power, and 330 shares held by Mr. Swan as custodian for his minor children. Does not include 4,316 shares held by others as trustees for a trust of which Mr. Swan is an income beneficiary or 4,474 shares held by Mr. Swan's spouse as to which Mr. Swan disclaims beneficial ownership.

[11]	Excludes 500 shares held by Mr. Updegraff's spouse as to which Mr. Updegraff disclaims beneficial ownership.
[12]

Does not include 25,246 shares owned by spouses of certain officers and directors as to which shares such officers and directors disclaim beneficial ownership. Does not include 516,526 shares included under each of David J. and Robert H. Dalrymple (see footnote 5). Also does not include 101 shares of preferred stock owned by directors, certain officers and their spouses of CCTC Funding Corp., a subsidiary of the Bank, a Real Estate Investment Trust under the Internal Revenue Code.

PERSONNEL COMMITTEE REORT ON EXECUTIVE COMPENSATION OF MANAGEMENT

The Personnel Committee of the Board of Directors furnishes the following report on executive compensation:

What is our philosophy of executive compensation?

Under the supervision of the Committee (comprised entirely of outside directors), the Corporation has developed and implemented compensation policies that seek to enhance the profitability of the Bank and the Corporation, thus enhancing shareholder value. The executive compensation program consists of base pay, an annual management incentive bonus, and a long-term incentive bonus. The Committee feels that this philosophy provides fair and competitive compensation that attracts and retains well-qualified executives.

How is the Chief Executive Officer compensated?

The Board of Directors, upon recommendation of the Committee, sets the annual compensation of the Chief Executive Officer. The recommendation of the Committee follows substantial review of comparative information including executive compensation for similarly situated banks and bank holding companies. Key criteria include Return on Average Tier I Equity, Return on Average Assets and dividend performance. The Committee determined that the performance of the Bank was well within the range reported by its peers and that the compensation paid by the Bank was appropriate in comparison to the peer group. Incentive bonus payments to the CEO, based upon performance relative to goals, are determined at year-end. A modest salary increase was granted to Mr. Updegraff for the year 2002. The Committee determined that no bonus should be paid for 2002 due to the decrease in corporate earnings during the year.

How are other executive officers compensated?

In recommending to the Board of Directors the compensation and bonuses of the executive vice presidents and auditor, the Committee reviews a recommendation by the CEO that is based on a number of factors including individual and organizational performance, merit increases and responsibility levels. Modest salary increases were granted to executive officers for the year 2002. The Committee determined that no bonuses should be paid for 2002 due to the decrease in corporate earnings during the year.

The Committee believes the compensation policies, plans and programs implemented by the Committee have and will contribute to improving the long-term financial performance of the Corporation.
William C. Ughetta, Chairman	Frederick Q. Falck	Richard W. Swan
Robert E. Agan	Thomas K. Meier	Nelson Mooers van den Blink
David J. Dalrymple	Ralph H. Meyer

EXECUTIVE OFFICERS

Who were the executive officers of the Corporation and the Bank during 2002?
Name	Age	Position (served since)
Jan P. Updegraff	60

President and Chief Executive Officer of the Corporation and the Bank (1998); formerly President and Chief Operating Officer of the Corporation and the Bank (1996); Vice President and Treasurer of the Corporation and Executive Vice President and Treasurer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank (1990).

James E. Corey III	56	Vice President of the Corporation (1993) and Executive Vice President of the Bank (1998); formerly Senior Vice President of the Bank (1993).
Jerome F. Denton	51	Vice President of the Corporation (1997); formerly Secretary (1986); Executive Vice President of the Bank (1998); formerly Senior Vice President of the Bank (1996).
John R. Battersby, Jr.	52	Senior Vice President, Chief Financial Officer of the Bank (1998); Treasurer of the Corporation and the Bank (1995); formerly Vice President of the Bank (1995).
Melinda A. Sartori	45	Executive Vice President of the Bank (2002); formerly Senior Vice President of the Bank (1999) and Vice President of the Bank (1997).
Thomas C. Karski	57	Vice President of the Corporation (1998) and Senior Vice President of the Bank (1998); formerly Vice President of the Bank (1987).
Joseph P. Manning	64	Vice President of the Corporation (1998) and Senior Vice President of the Bank (1998); formerly Vice President of the Bank (1993).
Marcia P. Scanlin	48	Senior Vice President of the Bank (1999); formerly Vice President of the Bank (1998).
Linda M. Struble	49	Senior Vice President of the Bank (2000) and Vice President of the Bank (1997).
Jane H. Adamy	52	Secretary of the Corporation (2000) and Vice President and Secretary of the Bank (2000); formerly Vice President of the Bank (1998) and Senior Trust Officer (1993).

EXECUTIVE COMPENSATION

Who are the named executive officers whose compensation exceeded $100,000 for 2002?
Summary Compensation Table
Name and Principal		Annual Compensation		All Other
Position Held	Year	Salary ($)	Bonus($)	Compensation($)[1]

Jan P. Updegraff	2002	275,000	0	8,844
President and Chief
Executive Officer of	2001	250,961	33,415	10,191
The Corporation and
The Bank	2000	226,923	40,000	10,470

James E. Corey	2002	120,161	0	6,639
Vice President of the
Corporation and	2001	113,429	10,000	8,467
Executive Vice
President of the Bank	2000	104,852	14,500	8,516

Jerome F. Denton	2002	109,701	0	6,361
Vice President of the
Corporation and	2001	104,893	8,500	8,085
Executive Vice
President of the Bank	2000	96,854	12,500	8,276

  Includes amounts allocated for the year indicated under the Bank's Profit-Sharing, Savings and Investment Plan.

NOTE: The officers of the Corporation are not separately compensated for services rendered to the Corporation.

PENSION PLANS & EMPLOYMENT CONTRACTS

Pension Plans

The following table shows the estimated annual retirement benefit payable from the Chemung Canal Trust Company Pension and Executive Supplemental Pension Plans, based upon a straight-life annuity form of payment, payable on retirement at age 65, and assuming final average earnings as shown. Employees vest fully following 5 years of service, normal retirement age is 65, and reduced benefit payments are available for early retirement at or after age 55.
Average Annual
Compensation	15	20	25	30	35[1]
$100,000	23,904	31,872	39,840	46,808	53,776
$150,000	37,779	50,372	62,965	74,058	85,152
$200,000	51,654	68,872	86,090	101,308	116,526
$250,000	65,529	87,872	109,215	128,558	147,901
$300,000	79,404	105,872	132,340	155,808	179,277

1 Maximum number of years allowed under the terms of the Pension Plan.

The Pension Plan provides an annual benefit of 1.2% for each year of credited service to a maximum of 25 years, and, for each additional year to a maximum of 10 years, 1%, times average annual compensation (exclusive of bonuses); plus, for each year of credited service to a maximum of 35 years, 0.65% of average compensation in excess of the average of the taxable wage base in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the participant attains Social Security retirement age. The average taxable wage base was $39,444 for a participant attaining age 65 in 2002.

The named executive officers of the Corporation and the Bank had the following credited full years of service under the plan as of December 31, 2002: Jan P. Updegraff 32, James E. Corey III 15, and Jerome F. Denton 30.

The Bank's non-qualified Executive Supplemental Pension Plan provides a benefit equal to the benefit which would have been paid under the terms of the Bank's Pension plan without regard to limitations under the Internal Revenue Code less the amount payable under the Pension Plan. From time to time the Board of Directors may select executives as participants in the plan. Currently, Mr. Updegraff is the only active employee participating. Based on projected service and current compensation, $43,032 would be payable to Mr. Updegraff annually as a supplemental retirement benefit commencing at age 65.

Employment Agreements

Each of the named executive officers have employment agreements with Chemung Canal Trust Company; they do not have employment agreements with Chemung Financial Corporation. The Bank entered into employment agreements with Messrs. Updegraff, Corey, and Denton, effective November 8, 2000. Mr. Updegraff serves as President and Chief Executive Officer of the Corporation and the Bank; Mr. Corey serves as Vice President of the Corporation and Executive Vice President of the Bank; and Mr. Denton serves as Vice President of the Corporation and Executive Vice President of the Bank.

Under their respective employment agreements, each executive officer may receive fringe benefits generally provided to all full-time employees of the Bank with similar years of service. In the event the executive officer is unable to work due to illness, injury or other incapacity, the executive officer may receive his salary for up to twelve months, minus any payments made under the Bank's disability fringe benefit program. After twelve months, the executive officer is entitled to disability payments only. In the event of death, the Bank shall pay to the executive officer's estate the executive officer's salary for a period of six months, based on the executive officer's salary on the date of death.

Messrs. Updegraff, Corey and Denton's employment agreements provide for initial terms of three years ending December 31, 2003, with renewals for one additional year following each anniversary date upon the Bank's thirty days' written notice prior to January 1 that the terms of the employment will be extended, unless the executive officer gives thirty days' written notice of termination.

The employment agreements of Messrs. Updegraff, Corey and Denton have been renewed for the year 2003. The 2003 base salaries for Messrs. Updegraff, Corey and Denton are $275,000, $120,161, and $109,701, respectively, and each of the named executive officers is eligible for a discretionary bonus under the respective employment agreement.

The Bank may terminate an executive officer's employment agreement at any time upon thirty days' written notice for misconduct or neglect of duties. In the event of such a termination, the executive officer will no longer receive a salary, but will be eligible for retirement and other benefits earned up until the date of termination of employment. In the event the termination is without cause, the executive officer is entitled (a) to salary for the duration of the term of the employment agreement; (b) to pension benefits with full credit for service and salary until the end of the term of the employment agreement; and (c) to contribution of a payment of five percent of each salary payment made after termination without cause to a memorandum account for the executive officer on which interest shall be paid at the rate paid on regular savings accounts by the Bank for the benefit of executive officer or named beneficiaries.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) and NASDAQ Bank Stocks Index for the period of five years commencing December 31, 1997.

(Performance Graph Omitted)
	1997	1998	1999	2000	2001	2002
Chemung Financial Corporation	100.00	134.08	123.09	102.54	159.05	151.93
CRSP NASDAQ Composite	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Stocks	100.00	99.36	95.51	108.95	117.97	120.61

The cumulative total return includes (i) dividends paid and (ii) changes in the share price of the Corporation's Common Stock and assumes that all dividends were reinvested. The above graph assumes that the value of the investment in Chemung Financial Corporation and each index was $100 on December 31, 1997.

The Total Returns Index for NASDAQ Stock Market (US Companies) and Bank Stocks indices were obtained from the Center for Research in Security Prices (CRSP), University of Chicago, Chicago, Illinois.

BOARD OF DIRECTORS INFORMATION

How often did the Board meet during fiscal year 2002?

The Board of Directors of the Corporation held nine scheduled meetings. The Board of Directors of the Bank held twelve regularly scheduled meetings during the year ended December 31, 2002.

Each director of the Corporation and the Bank attended at least 75% of the board and committee meetings of which they were members.

What standing Board Committees exist at the Bank?

The following table shows the standing Committees, membership of each, and number of meetings held in 2002.
Name	Executive	Loan	Trust & Employee Benefits	Portfolio	Audit	Personnel
Agan		X*			X	X
D.J. Dalrymple	X*	X				X
R.H. Dalrymple	X	X		X
Eggers			X	X	X
Falck			X	X		X
Lounsberry		X		X	X*
Meier	X		X			X
Meyer	X		X*			X
Potter		X		X	X
Streeter			X	X*	X
Swan	X	X				X
Ughetta	X		X			X*
Updegraff	X	X	X	X
van den Blink			X		X	X
# of Meetings in 2002	5	12	12	4	5	4
*Committee Chair

The Executive Committee may, subject to limitation under applicable laws and the By-Laws, act on behalf of the Board whenever the Board is not in session. Actions taken will be reported at the next regular meeting of the Board. The Committee also reviews and recommends candidates for nomination to the Board of Directors.

The Loan Committee establishes policy for the Bank's lending functions as determined under applicable regulations and/or the By-Laws.

The Trust and Employee Benefits Committee passes on all questions of policy bearing upon the investment of trust funds and the general conduct of the estate, agency, and fiduciary business of the Bank. The Committee also has responsibility for the Bank's own benefit plans and reviews the trust and investment policies and performance.

The Portfolio Committee passes on all questions of policy relating to the oversight of the Bank's investment portfolio and internal administrative functions.

The Audit Committee is composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Audit Committee Report," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

The Personnel Committee is responsible for the nomination of officers and makes compensation recommendations for the president, executive vice presidents and the auditor.

How are Directors compensated?

Each non-employee director of the Bank receives an annual retainer of $5,500 and a fee of $300 for each meeting of the Board of Directors and its committees attended. The Chair of each committee receives $350 for each committee meeting attended. Only one fee is paid for attendance at meetings that serve both the Corporation and the Bank. Employee directors receive no fees for their services as Directors.

A Deferred Directors Fee Plan for non-employee Directors provides that Directors may elect to defer receipt of all or any part of their fees. Deferrals are credited with either interest compounded quarterly at the Applicable Federal Rate for short-term debt instruments or converted to units which appreciate or depreciate as would an actual share of the Corporation's common stock purchased on the deferral date. Cash deferrals will be paid in cash. Units will be paid in shares of common stock.

AUDIT COMMITTEE REPORT

The Chemung Financial Corporation Board of Directors' Audit Committee is comprised of six directors who are not officers of the Corporation. As defined by the Securities and Exchange Commission's rules and regulations, all members are considered independent. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee held five meetings during 2002. The meetings were designed to facilitate and encourage private communication among the Audit Committee, the internal auditors and the Corporation's independent auditors, KPMG LLP ("KPMG").

Management is responsible for the Company's internal controls and financial reporting process. The Audit Committee believes that management maintains an effective system of internal controls which results in fairly presented financial statements.

The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2002, with management and KPMG. The Audit Committee has also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from KPMG the written disclosures and the letter regarding KPMG's independence, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed KPMG's independence with KPMG and has considered whether the non-audit services provided by KPMG during the year ended December 31, 2002, were compatible with maintaining KPMG's independence. The Audit Committee has concluded that the non-audit services provided do not impair the independence of KPMG.

Based on the review and discussions with management and KPMG, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chemung Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board have also appointed KPMG as the Corporation's independent auditors for 2003.

The Audit Committee of the Board of Directors of Chemung Financial Corporation:
Stephen M. Lounsberry III, Chairman	John F. Potter
Robert E. Agan	Charles M. Streeter, Jr.
William D. Eggers	Nelson Mooers van den Blink

AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP.

Financial Statement Audit Fees	$99,000

Financial Information System Design and Implementation	0

All Other Fees(1)	$80,718

Total Fees	$179,718

Consisted of audits of the Pension and Profit Sharing Savings and Investment Plan, tax services and information technology control assessments.

OTHER INFORMATION

Some of the Bank's directors and officers, and entities with which they are associated, are customers of the Bank in the ordinary course of business and are indebted to the Bank. The Bank anticipates that some of these directors, officers and entities will continue to be customers of and indebted to the Bank on similar terms in the future. All loans to these individuals and entities are made in the ordinary course of business, involve no more than a normal risk of collectibility and are on substantially the same terms, including interest rates and collateral requirements, as those services provided for comparable transactions with unaffiliated persons and entities.

The Bank has purchased insurance from Continental Casualty Company and American Casualty Company providing for reimbursement of its directors and officers for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Bank's Pension and Profit-Sharing Plan. The insurance coverage, expiring in April 2003, has an annual cost of $54,250.

PERSONNEL COMMITTEE INTERLOCKS

The Bank retained Sayles & Evans, a law firm of which Mr. Ughetta is of counsel, for legal services during 2002 and expects to retain Sayles & Evans for legal services during the current year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, certain of its officers and any person who owns more than ten percent of the Corporation's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required by SEC rules to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on a review of reports furnished to the Corporation or written representations from reporting persons, the Corporation believes that, during 2002, each person who was subject to Section 16(a) filed all reports required for the year on a timely basis, except as follows: two Forms 4 for two acquisitions each of phantom stock units for Mr. Agan, Mr. Falck, Mr. Lounsberry, Dr. Meier, Mr. Meyer and Mr. Potter were not timely filed due to circumstances relating to the new filing deadline in Section 16(a); one Form 4 for Mr. Karski, an officer, relating to shares of stock sold by his spouse; and one Form 3 for Mr. Eggers when he was elected to the Board. He, however, at the time held no shares of the Corporation. Corrective filings have been made for each of the above-described transactions.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jane H. Adamy

Secretary

Date: April 10, 2003

One Chemung Canal Plaza

Elmira, New York 14901

CHEMUNG FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2003

PROXY SOLICITED ON EHALF OF THE BOARD OF DIRECTORS

OF CHEMUNG FINANCIAL CORPORATION

John B. Hintz and Daniel Agan, each with power of substitution and with all powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Chemung Financial Corporation, to be held on May 15, 2003 (including any adjournments or postponements thereof) and to vote all shares of Common Stock of Chemung Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated.

(To be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF

CHEMUNG FINANCIAL CORPORATION

MAY 15, 2003

Please date, sign and mail

Your proxy card in the

Envelope provided as soon

As possible

Please detach and mail in the envelope provided
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X
1. Election of Directors
__ For All Nominees __ William D. Eggers	THIS PROXY WILL, WHEN PROPERLY
__ Withhold Authority __ David J. Dalrymple For All Nominees __ John F. Potter	EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS
__ For All Except __ William C. Ughetta	TO THE CONTRARY ARE GIVEN, THE
(see instructions below) __ Jan P. Updegraff	PROXY AGENTS INTEND TO VOTE
FOR THE NOMINEES
Instructions: To withhold authority to vote for any individual nominee(s), mark "For All Except" and fill in the circle next to each nominee you wish to withhold, as shown here X

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check here if you plan to attend the meeting ____
Signature of Shareholder_____________Date:_________	Signature of Shareholder________Date_______

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is partnership, please sign in partnership name by authorized person.